Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	Earnings increase for second quarter and first half versus a year ago

•	Improved supply segment performance drives earnings in both periods

•	E.ON U.S. acquisition progresses toward completion later this year

ALLENTOWN, Pa. (Aug. 5, 2010) ― PPL Corporation (NYSE: PPL) on Thursday (8/5) reported increases in both second-quarter and first-half earnings for 2010, compared with the same periods of 2009.

PPL’s reported earnings for the second quarter, which include special item charges, were $0.22 per share, compared with a loss of $0.02 per share a year ago. For the first six months of 2010, PPL’s reported earnings were $0.88 per share, compared with $0.62 per share a year ago.

Second-quarter earnings from ongoing operations increased to $0.62 per share, compared with $0.32 per share a year ago. For the first six months of 2010, earnings from ongoing operations were $1.56 per share, compared with $0.91 per share a year ago.

“As expected, supply segment earnings drove the improvement in our financial performance for the current quarter and six-month period,” said James H. Miller, PPL’s chairman, president and chief executive officer. “We remain on target to achieve significantly improved earnings in 2010 as compared with 2009.

“During the quarter, we took significant steps toward closing the acquisition of E.ON U.S. We successfully completed the equity portion of the financing of the acquisition, and we are on schedule for all required regulatory filings, positioning us to close the transaction later this year,” Miller said.

In late June, PPL raised approximately $3.5 billion in net proceeds through the sale of common stock and equity units to finance a major portion of the acquisition.

“We remain confident this acquisition will increase shareowner value in the long term as we grow the size of our regulated businesses, while retaining the upside opportunities from our generation and marketing businesses as energy market fundamentals improve,” Miller said.

The company is adjusting its 2010 earnings forecast solely to reflect dilution associated with its late June offering of common stock and equity units. PPL’s prior 2010 forecast of $3.10 to $3.50 per share in earnings from ongoing operations is being adjusted to $2.70 to $3.05 per share. At the $3.30 per share mid-point of the prior 2010 forecast of earnings from ongoing operations, dilution would be $0.43 per share. The 2010 forecast of reported earnings per share, $2.42 to $2.82, reflecting special items recorded through June 30, 2010, is being adjusted to $2.10 to $2.45 per share.

Second-Quarter 2010 Earnings Details

PPL’s reported earnings in the second quarter of 2010 included total special item charges of $0.40 per share. The special item charges include: a charge of $0.20 per share related to the sale of certain full-requirement sales contracts, generating approximately $156 million in additional cash to finance the E.ON U.S. acquisition; a charge of $0.14 per share for energy-related economic activity; a charge of $0.05 per share related to financing and other costs associated with the pending E.ON U.S. acquisition; and a charge of $0.01 per share related to the impairment of emission allowances. The second quarter of 2009 reflected total special item charges of $0.34 per share.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	2nd Quarter
	2010	2009	% Change
Reported Earnings	$85	$(7)
Reported Earnings per Share	$0.22	$(0.02)
Earnings from Ongoing Operations	$239	$119	+101%
Per Share Earnings from Ongoing Operations	$0.62	$0.32	+94%

(See the tables at the end of this news release for details as to all special items and the reconciliation of earnings from ongoing operations to reported earnings.)

First-Half and Second-Quarter 2010 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the second quarter and first half of 2010, compared with the same periods of 2009.

	2nd Quarter		Year to Date
Per share	2010	2009	2010	2009

Earnings from ongoing operations

Supply	$0.43	$0.09	$1.07	$0.30
Pennsylvania Delivery	0.04	0.05	0.14	0.19
International Delivery	0.15	0.18	0.35	0.42
Total	$0.62	$0.32	$1.56	$0.91

Special items

Supply	$(0.35)	$(0.32)	$(0.63)	$(0.25)
Pennsylvania Delivery	-	-	-	(0.01)
International Delivery	-	(0.02)	-	(0.03)
Other (a)	(0.05)	-	(0.05)	-
Total	$(0.40)	$(0.34)	$(0.68)	$(0.29)

Reported earnings

Supply	$0.08	$(0.23)	$0.44	$0.05
Pennsylvania Delivery	0.04	0.05	0.14	0.18
International Delivery	0.15	0.16	0.35	0.39
Other (a)	(0.05)		(0.05)
Total	$0.22	$(0.02)	$0.88	$0.62

(a) This category reflects the amortization of deferred bridge facility financing costs associated with the pending acquisition of E.ON U.S. as well as associated transaction costs.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Supply Segment
PPL’s supply business segment primarily consists of the domestic energy generation and marketing and trading operations of PPL Energy Supply.

Earnings from ongoing operations for PPL’s supply business segment increased in the second quarter of 2010 by $0.34 per share compared with a year ago. This increase resulted primarily from significantly higher Eastern baseload generation pricing compared with prices realized in 2009. Partially offsetting these positive earnings factors were higher operation and maintenance expense and higher depreciation.

Earnings from ongoing operations for PPL’s supply business segment during the first six months of 2010 increased by $0.77 per share compared with a year ago. This increase resulted primarily from the same factors that drove the second-quarter 2010 results, reduced by the effects of a gain recorded in 2009 on a debt repurchase.

Pennsylvania Delivery Segment
PPL’s Pennsylvania delivery business segment includes the regulated electric delivery operations of PPL Electric Utilities.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment declined in the second quarter of 2010 by $0.01 per share compared with a year ago. This decline was the result of higher operation and maintenance expense and a redemption premium on PPL Electric Utilities’ preferred stock, partially offset by higher transmission revenue.

Earnings from ongoing operations for PPL’s Pennsylvania delivery business segment declined during the first six months of 2010 by $0.05 per share compared with a year ago. This decline was the result of lower distribution margins compared with a year ago and higher operation and maintenance expenses, partially offset by higher transmission revenue.

International Delivery Segment
PPL’s international delivery business segment primarily includes the U.K. regulated electric delivery operations of Western Power Distribution.

Earnings from ongoing operations for PPL’s international delivery business segment declined in the second quarter of 2010 by $0.03 per share compared with a year ago. This decline was the result of higher financing costs, higher U.K. income taxes, and higher operation and maintenance expenses, partially offset by higher electric delivery revenues and more favorable foreign currency effects, which include the effects of currency exchange rates and foreign currency hedging instruments.

Earnings from ongoing operations for PPL’s international delivery business segment declined during the first six months of 2010 by $0.07 per share compared with a year ago. This decrease resulted primarily from the same factors that drove the second-quarter 2010 results.

2010 Earnings from Ongoing Operations Forecast by Business Segment

Earnings (per share)	2010 (forecast, unadjusted for financing dilution)	2010 (forecast, adjusted for financing dilution)	2009 (actual)
	Midpoint	Midpoint

Supply	$2.42	$2.09	$0.88
Pennsylvania Delivery	0.28	0.25	0.35
International Delivery	0.60	0.53	0.72
Total	$3.30	$2.87	$1.95

Supply Segment
PPL projects higher earnings from its supply business segment in 2010 compared with 2009, due to strong growth in energy margins. The forecast for strong growth in energy margins is based on hedged power and fuel prices, as well as established capacity prices in the PJM Interconnection. These positive factors are expected to be partially offset by higher depreciation, higher financing costs, and higher operation and maintenance expenses.

Pennsylvania Delivery Segment
PPL projects lower earnings from its Pennsylvania delivery business segment in 2010 compared with 2009, primarily driven by higher operation and maintenance expenses, partially offset by lower financing costs.

International Delivery Segment
PPL projects lower earnings from its international delivery business segment in 2010 compared with 2009 as a result of higher income taxes, higher operation and maintenance expenses, and higher financing costs. These negative factors are expected to be partially offset by higher electric delivery revenues and more favorable foreign currency effects, which include the effects of currency exchange rates and foreign currency hedging instruments.

PPL Corporation, headquartered in Allentown, Pa., controls or owns nearly 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to the live webcast of management’s teleconference with financial analysts about second-quarter 2010 financial results at 9 a.m. EDT Thursday, Aug. 5. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s web site: www.pplweb.com. The webcast will be available for replay on the PPL web site for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 90130195).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides them with management’s view of PPL’s fundamental earnings performance as another criterion in making their investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Costs related to the pending E.ON U.S. acquisition, including gains or losses associated with the sale of certain full-requirement sales contracts in support of raising cash for the acquisition.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of PPL’s generation assets, load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power). Also included in this special item are the ineffective portion of qualifying cash flow hedges and the premium amortization associated with options classified as economic activity. These items are included in ongoing earnings over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this press release, including statements with respect to future events and their timing, including statements concerning the acquisition by PPL Corporation of E.ON U.S. LLC and its subsidiaries Louisville Gas and Electric Company and Kentucky Utilities Company (collectively, the “E.ON Entities”), the expected results of operations of any of the E.ON Entities or PPL Corporation both before or following PPL Corporation’s acquisition of the E.ON Entities, as well as statements as to future earnings, energy prices, margins and sales, growth, revenues, expenses, cash flow, credit profile, ratings, financing, asset disposition, marketing performance, hedging, regulation, corporate strategy and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: capital market conditions and decisions regarding capital structure; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; stock price performance; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation, the E.ON Entities and either of their subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; the impact of state, federal or foreign investigations applicable to PPL Corporation, the E.ON Entities and either of their subsidiaries; the outcome of litigation against PPL Corporation, the E.ON Entities and either of their subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation, the E.ON Entities and either of their subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax or environmental legislation or regulation; and the commitments and liabilities of PPL Corporation, the E.ON Entities and each of their subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media Web site at www.pplnewsroom.com for additional news and background about the corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$4,505	$801
Price risk management assets - current	2,118	2,157
Assets held for sale	12	127
Other current assets	1,964	1,667
Investments	597	613
Property, plant and equipment
Electric plant	21,067	21,151
Gas and oil plant	68	68
Other property	158	166
Property, plant and equipment, gross	21,293	21,385
Less: accumulated depreciation	8,245	8,211
Property, plant and equipment, net	13,048	13,174
Regulatory assets	525	531
Goodwill and other intangibles	1,323	1,421
Price risk management assets - noncurrent	1,357	1,274
Other noncurrent assets	464	400
Total assets	$25,913	$22,165

Liabilities and Equity
Short-term debt	$466	$639
Price risk management liabilities - current	1,528	1,502
Other current liabilities	2,201	2,041
Long-term debt	8,711	7,143
Deferred income taxes and investment tax credits	2,320	2,153
Price risk management liabilities - noncurrent	616	582
Accrued pension obligations	781	1,283
Other noncurrent liabilities	1,085	1,007
Common stock and capital in excess of par value	4,558	2,284
Earnings reinvested	3,818	3,749
Accumulated other comprehensive loss	(439)	(537)
Noncontrolling interests	268	319
Total liabilities and equity	$25,913	$22,165

(a) The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	3 Months Ended June 30,		6 Months Ended June 30,
	2010	2009 (a)	2010	2009 (a)

Operating Revenues
Utility	$692	$881	$1,706	$1,946
Unregulated retail electric and gas (b)	101	32	205	74
Wholesale energy marketing
Realized	1,261	758	2,647	1,556
Unrealized economic activity (b)	(666)	(112)	(242)	240
Net energy trading margins	5	7	16	(5)
Energy-related businesses	110	105	204	204
Total Operating Revenues	1,503	1,671	4,536	4,015
Operating Expenses
Operation
Fuel (b)	263	186	496	444
Energy purchases
Realized	740	613	1,752	1,290
Unrealized economic activity (b)	(445)	65	118	334
Other operation and maintenance	423	354	868	726
Amortization of recoverable transition costs	-	70	-	154
Depreciation	130	114	258	223
Taxes, other than income	54	67	126	139
Energy-related businesses	100	98	188	189
Total Operating Expenses	1,265	1,567	3,806	3,499
Operating Income	238	104	730	516
Other Income (Expense) - net	1	(6)	9	29
Other-Than-Temporary Impairments	3	1	3	18
Interest Expense	132	99	246	188
Income (Loss) from Continuing Operations Before Income Taxes	104	(2)	490	339
Income Taxes	12	(31)	143	67
Income from Continuing Operations After Income Taxes	92	29	347	272
Loss from Discontinued Operations (net of income taxes)	-	(32)	-	(29)
Net Income (Loss)	92	(3)	347	243
Net Income Attributable to Noncontrolling Interests	7	4	12	9
Net Income (Loss) Attributable to PPL Corporation	$85	$(7)	$335	$234

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$85	$25	$335	$263
Loss from Discontinued Operations (net of income taxes)	-	(32)	-	(29)
Net Income (Loss)	$85	$(7)	$335	$234

Earnings Per Share of Common Stock - Basic (c)
Earnings from Ongoing Operations	$0.62	$0.32	$1.56	$0.91
Special Items	(0.40)	(0.34)	(0.68)	(0.29)
Net Income (Loss) Available to PPL Corporation Common Shareowners	$0.22	$(0.02)	$0.88	$0.62

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.62	$0.32	$1.56	$0.91
Special Items	(0.40)	(0.34)	(0.68)	(0.29)
Net Income (Loss) Available to PPL Corporation Common Shareowners	$0.22	$(0.02)	$0.88	$0.62

Weighted-Average Shares of Common Stock Outstanding (thousands)
Basic	381,896	375,881	379,810	375,493
Diluted	382,075	376,206	380,034	375,805

(a) Certain amounts from 2009 have been reclassified to conform to the current year presentation.

(b) Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.

(c) Earnings in 2010 and 2009 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended
	June 30,
	2010	2009

Cash Flows from Operating Activities
Net Income	$347	$243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	258	225
Amortization	124	182
Defined benefit plans - expense	51	41
Defined benefit plans - funding	(345)	(52)
Deferred income taxes and investment tax credits	(63)	(86)
Gains related to the extinguishment of notes	-	(29)
Impairment of assets	14	104
Unrealized losses on derivatives, and other hedging activities	344	40
Provision for Montana hydroelectric litigation	59	-
Changes in current assets and current liabilities:
Counterparty collateral	98	201
Other changes in current assets and current liabilities	(344)	(335)
Other operating activities	29	34
Net cash provided by operating activities	572	568

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(624)	(524)
Proceeds from the sale of the Long Island generation business	124	-
Expenditures for intangible assets	(42)	(48)
Proceeds from the sale of other investments	-	150
Net decrease in restricted cash and cash equivalents	80	189
Other investing activities	4	(7)
Net cash used in investing activities	(458)	(240)

Cash Flows from Financing Activities
Issuance of long-term debt	1,747	298
Retirement of long-term debt	(1)	(430)
Issuance of equity, net of issuance costs	2,410	30
Payment of common stock dividends	(263)	(256)
Redemption of preferred stock of a subsidiary	(54)	-
Debt issuance costs	(76)	(9)
Net decrease in short-term debt	(158)	(77)
Other financing activities	(10)	(11)
Net cash provided by (used in) financing activities	3,595	(455)

Effect of Exchange Rates on Cash and Cash Equivalents	(5)	-

Net Increase (Decrease) in Cash and Cash Equivalents	3,704	(127)
Cash and cash equivalents at beginning of period	801	1,100
Cash and cash equivalents at end of period	$4,505	$973

Key Indicators (Unaudited)

	12 Months Ended
	June 30,
Financial	2010	2009

Dividends declared per share	$1.39	$1.36
Book value per share (a)	$16.46	$14.67
Market price per share (a)	$24.95	$32.96
Dividend yield (a)	5.6%	4.1%
Dividend payout ratio (b)	104%	72%
Dividend payout ratio - earnings from ongoing operations (b)(c)	53%	75%
Price/earnings ratio (a)(b)	18.6	17.4
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	9.6	18.1
Return on average common equity	8.65%	13.25%
Return on average common equity - earnings from ongoing operations (c)	16.16%	13.15%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(millions of kwh)	2010	2009	Change	2010	2009	Change

Domestic Retail
Delivered (a)	8,384	8,352	0.4%	18,669	19,029	(1.9%)
Supplied (b)	2,165	8,895	(75.7%)	4,631	20,145	(77.0%)

International Delivered
United Kingdom	6,594	6,377	3.4%	14,203	13,981	1.6%

Domestic Wholesale
East	16,010	5,769	177.5%	33,203	12,532	164.9%
West	2,688	2,702	(0.5%)	5,449	5,636	(3.3%)

(a) Represents the kwh delivered and billed to retail customers within PPL Electric Utilities Corporation's service territory.
(b) Represents the kwh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to retail customers in Pennsylvania and Montana.

Reconciliation of Business Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(Unaudited)

2nd Quarter 2010	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$164	$16	$59	$-	$239	$0.43	$0.04	$0.15	$-	$0.62
Special Items
Energy-related economic activity	(54)				(54)	(0.14)				(0.14)
Foreign currency-related economic hedges - unrealized impacts			(1)		(1)					-
Sales of assets:
Sundance indemnification	1				1					-
Impairments:
Impacts from emission allowances	(5)				(5)	(0.01)				(0.01)
Pending E.ON U.S. acquisition-related costs:
Monetization of certain full-requirement sales contracts	(75)				(75)	(0.20)				(0.20)
Deferred Bridge Facility financing costs				(13)	(13)				(0.03)	(0.03)
Other pending acquisition-related costs				(6)	(6)				(0.02)	(0.02)
Other:
Montana hydroelectric litigation	(1)				(1)					-
Total Special Items	(134)	-	(1)	(19)	(154)	(0.35)	-	-	(0.05)	(0.40)
Reported Earnings	$30	$16	$58	$(19)	$85	$0.08	$0.04	$0.15	$(0.05)	$0.22

Year-to-Date June 30, 2010
	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$408	$53	$135	$-	$596	$1.07	$0.14	$0.35	$-	$1.56
Special Items
Energy-related economic activity	(119)				(119)	(0.30)				(0.30)
Foreign currency-related economic hedges - unrealized impacts			(1)		(1)					-
Sales of assets:
Sundance indemnification (Q2, '10)	1				1					-
Impairments:
Impacts from emission allowances (Q1, '10; Q2, '10)	(7)				(7)	(0.02)				(0.02)
Pending E.ON U.S. acquisition-related costs:
Monetization of certain full-requirement sales contracts (Q2, '10)	(75)				(75)	(0.20)				(0.20)
Deferred Bridge Facility financing costs (Q2, '10)				(13)	(13)				(0.03)	(0.03)
Other pending acquisition-related costs (Q2, '10)				(6)	(6)				(0.02)	(0.02)
Other:
Montana hydroelectric litigation (Q1, '10; Q2, '10)	(33)				(33)	(0.09)				(0.09)
Health Care Reform - tax impact (Q1, '10)	(8)				(8)	(0.02)				(0.02)
Total Special Items	(241)	-	(1)	(19)	(261)	(0.63)	-	-	(0.05)	(0.68)
Reported Earnings	$167	$53	$134	$(19)	$335	$0.44	$0.14	$0.35	$(0.05)	$0.88

12 Months Ended June 30, 2010
	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$626	$114	$249	$-	$989	$1.65	$0.30	$0.65	$-	$2.60
Special Items
Energy-related economic activity	(306)				(306)	(0.79)				(0.79)
Foreign currency-related economic hedges - unrealized impacts			6		6			0.02		0.02
Sales of assets:
Majority of Maine hydroelectric generation business (Q4, '09)	22				22	0.06				0.06
Latin American businesses (Q3, '09; Q4, '09)			(27)		(27)			(0.07)		(0.07)
Interest in Wyman Unit 4 (Q4, '09)	(4)				(4)	(0.01)				(0.01)
Long Island generation business (Q4, '09)	1				1					-
Sundance indemnification (Q2, '10)	1				1					-
Impairments:
Impacts from emission allowances (Q4, '09; Q1, '10; Q2, '10)	(11)				(11)	(0.03)				(0.03)
Adjustments - NDT investments (Q3, '09; Q4, '09; Q1, '10; Q2, '10)	1				1					-
Other asset impairments (Q4, '09)	(2)				(2)					-
Pending E.ON U.S. acquisition-related costs:
Monetization of certain full-requirement sales contracts (Q2, '10)	(75)				(75)	(0.20)				(0.20)
Deferred Bridge Facility financing costs (Q2, '10)				(13)	(13)				(0.03)	(0.03)
Other pending acquisition-related costs (Q2, '10)				(6)	(6)				(0.02)	(0.02)
Other:
Montana hydroelectric litigation (Q4, '09; Q1, '10; Q2, '10)	(36)				(36)	(0.10)				(0.10)
Change in tax accounting method related to repairs (Q3, '09; Q4, '09)	(21)	(3)			(24)	(0.06)	(0.01)			(0.07)
Health Care Reform - tax impact (Q1, '10)	(8)				(8)	(0.02)				(0.02)
Total Special Items	(438)	(3)	(21)	(19)	(481)	(1.15)	(0.01)	(0.05)	(0.05)	(1.26)
Reported Earnings	$188	$111	$228	$(19)	$508	$0.50	$0.29	$0.60	$(0.05)	$1.34

Reconciliation of Business Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(Unaudited)

2nd Quarter 2009	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$34	$17	$68	$-	$119	$0.09	$0.05	$0.18	$-	$0.32
Special Items
Energy-related economic activity	(88)				(88)	(0.23)				(0.23)
Foreign currency-related economic hedges - unrealized impacts			(6)		(6)			(0.02)		(0.02)
Sales of assets:
Long Island generation business	(34)				(34)	(0.09)				(0.09)
Impairments:
Adjustments - NDT investments	2				2					-
Total Special Items	(120)	-	(6)	-	(126)	(0.32)	-	(0.02)	-	(0.34)
Reported Earnings	$(86)	$17	$62	$-	$(7)	$(0.23)	$0.05	$0.16	$-	$(0.02)

Year-to-Date June 30, 2009
	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$115	$72	$158	$-	$345	$0.30	$0.19	$0.42	$-	$0.91
Special Items
Energy-related economic activity	(38)				(38)	(0.10)				(0.10)
Foreign currency-related economic hedges - unrealized impacts			(6)		(6)			(0.02)		(0.02)
Sales of assets:
Long Island generation business (Q2, '09)	(34)				(34)	(0.09)				(0.09)
Impairments:
Impacts from emission allowances (Q1, '09)	(15)				(15)	(0.04)				(0.04)
Adjustments - NDT investments (Q1, '09; Q2, '09)	(1)				(1)					-
Other asset impairments (Q1, '09)	(2)	(1)	(1)		(4)	(0.01)				(0.01)
Workforce reduction (Q1, '09)	(6)	(5)	(2)		(13)	(0.01)	(0.01)	(0.01)		(0.03)
Total Special Items	(96)	(6)	(9)	-	(111)	(0.25)	(0.01)	(0.03)	-	(0.29)
Reported Earnings	$19	$66	$149	$-	$234	$0.05	$0.18	$0.39	$-	$0.62

12 Months Ended June 30, 2009
	(millions of dollars)					(per share)
		PA	Int'l	Unallocated			PA	Int'l	Unallocated
	Supply	Delivery	Delivery	Costs	Total	Supply	Delivery	Delivery	Costs	Total
Earnings from Ongoing Operations	$252	$147	$289	$-	$688	$0.66	$0.39	$0.77	$-	$1.82
Special Items
Energy-related economic activity	159				159	0.43				0.43
Foreign currency-related economic hedges - unrealized impacts			(6)		(6)			(0.02)		(0.02)
Sales of assets:
Long Island generation business (Q4, '08; Q1, '09; Q2, '09)	(34)				(34)	(0.09)				(0.09)
Gas and propane businesses (Q3, '08; Q4, '08; Q1, '09)		(5)			(5)		(0.01)			(0.01)
Impairments:
Impacts from emission allowances (Q3, '08; Q4, '08; Q1, '09)	(40)				(40)	(0.11)				(0.11)
Adjustments - NDT investments (Q3, '08; Q4, '08; Q1, '09; Q2, '09)	(14)				(14)	(0.04)				(0.04)
Holtwood hydroelectric plant (Q4, '08)	(13)				(13)	(0.03)				(0.03)
Other asset impairments (Q4, '08; Q1, '09)	(5)	(1)	(2)		(8)	(0.02)	(0.01)			(0.03)
Workforce reduction (Q1, '09)	(6)	(5)	(2)		(13)	(0.01)	(0.01)	(0.01)		(0.03)
Total Special Items	47	(11)	(10)	-	26	0.13	(0.03)	(0.03)	-	0.07
Reported Earnings	$299	$136	$279	$-	$714	$0.79	$0.36	$0.74	$-	$1.89